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                                                                    Exhibit 23.5

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for the second and third sections of Note 10 for which the date is May 5, 2000, with respect to the financial statements of JusticeLink, Inc. (formerly LAWPlus, Inc.) included in the Registration Statement on Form S-4 and related Prospectus of Internet Capital Group, Inc.

                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP

Dallas, Texas
August 8, 2000